Exhibit 3.1

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KBR, INC.

Under Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware

KBR, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1. The current name of the Corporation is KBR, Inc., and the name under which the Corporation was originally incorporated was KBR, Inc. The original Certificate of Incorporation of the Corporation (as heretofore amended, the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on March 21, 2006.

2. The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the amendments to the Original Certificate of Incorporation effected by this Amended and Restated Certificate of Incorporation, and the Corporation’s sole stockholder has duly adopted those amendments, all in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

3. The Original Certificate of Incorporation is hereby superseded by this Amended and Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.

4. The text of the Original Certificate of Incorporation is hereby amended and restated to read in its entirety as follows (hereinafter, this Amended and Restated Certificate of Incorporation, as it may be further amended or restated from time to time, is referred to as this “Certificate of Incorporation”):

FIRST: The name of the Corporation is KBR, Inc. (hereinafter, the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 350,000,000, of which 300,000,000 shares are classified as common stock, par value $0.001 per share (“Common Stock”), and 50,000,000 shares are classified as preferred stock, par value $0.001 per share (“Preferred Stock”).

The Corporation may issue shares of any class or series of its capital stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock:

Division A. Preferred Stock

The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporate in a certificate of designations filed with the Secretary of State of the State of Delaware, the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, to the extent not provided for in this Certificate of Incorporation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then outstanding nor increase the number of shares of such series above the total number of authorized shares of Preferred Stock. The authority of the Board of Directors with respect to fixing the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock shall include, but not be limited to, determination of the following:

(1) the distinctive designation and number of shares of that series;

(2) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series (if any), the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

(3) the nature of the dividend payable (if any) with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

(5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

(6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(10) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(11) any other designations, powers, preferences or rights, or qualifications, limitations or restrictions thereof, of shares of that series.

Any of the designations, powers, preferences or rights, or qualifications, limitations or restrictions thereof, of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation; provided that the manner in which such facts shall operate upon the voting powers, designations, preferences or rights, or qualifications, limitations or restrictions of such series of stock is clearly and expressly set forth in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The term “facts”, as used herein, includes, but is not limited to, the occurrence of any event, including a determination or action by any person or body, including the Corporation. Except as applicable law or this Certificate of Incorporation (including any certificate of designations) otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided by the relative powers, preferences and rights of such series set forth in this Certificate of Incorporation (including any certificate of designations).

Division B. Common Stock

1. Dividends. Subject to the powers, preferences and rights of any series of Preferred Stock, dividends may be declared and paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Corporation that are by law available for such dividends.

2. Distribution of Assets. Subject to the powers, preferences and rights of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive, pro rata, all of the assets of the Corporation available for distribution to its stockholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other entity or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in securities of any such entity, and/or in obligations of such entity or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

3. Voting Rights. Subject to the voting rights expressly conferred upon the Preferred Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes; provided, however, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Division C. Other Provisions Applicable to the Corporation’s Capital Stock

1. Votes Per Share. Any holder of Common Stock having the right to vote at any meeting of the stockholders shall be entitled to one vote for each share of Common Stock held of record by him, provided that no holder of Common Stock shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

2. Changes in Number of Authorized Shares. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of any class of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

FIFTH: (a) Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Certificate of

Incorporation, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

(b) Number, Election and Terms of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one nor more than 15.

Effective upon and commencing as of the date on which Halliburton shall first cease to beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, stock representing in the aggregate a majority of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class (such date hereinafter referred to as the “Trigger Date”), the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. As used in this Certificate of Incorporation, “Halliburton” shall mean Halliburton Company, a Delaware corporation, any successor thereto by means of reorganization, merger, consolidation, conveyance or transfer or any ultimate parent company thereof. Such classes shall be as nearly equal in number of directors as possible. Each such director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Upon the Trigger Date, if then permitted by applicable law, the Board of Directors shall have the authority to designate the members of the Board of Directors then in office as Class I directors, Class II directors and Class III directors, respectively. Each director shall hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. The Corporation shall make a public announcement following the Trigger Date; provided, however, that the failure to make such public announcement shall have no effect on the fact that the Trigger Date has occurred.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(c) Removal of Directors. Effective upon and commencing as of the Trigger Date, no director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors, any such director of the Corporation so elected may be removed in accordance with the provisions of this Certificate of Incorporation (including any certificate of designations relation to any series of Preferred Stock) or the resolutions of the Board of Directors establishing such series of Preferred Stock.

(d) Vacancies. Except as this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or any Board of Directors’ resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause may only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SIXTH: Action by Written Consent; Special Meetings. Effective upon and commencing as of the Trigger Date, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied. Except as otherwise provided by the DGCL, by this Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, (A) prior to the Trigger Date, special meetings of the stockholders of the Corporation may be called at any time only by (i) holders stock representing in the aggregate a majority of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class, (ii) the Chairman of the Board of Directors, (iii) the President and Chief Executive Officer of the Corporation, or (iv) the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons; and (B) effective upon and commencing as of the Trigger Date, special meetings of the stockholders of the Corporation may be called at any time only by (i) the Chairman of the Board of Directors, (ii) the President and Chief Executive Officer of the Corporation, or (iii) the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of such a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH, to the fullest extent permitted by applicable law, shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: (a) Certain Acknowledgments; Certain Fiduciary Duties. In anticipation (i) that the Corporation will cease to be a wholly owned subsidiary of Halliburton, but that Halliburton will remain a stockholder of the Corporation and have continued contractual, corporate and business relations with the Corporation, and in anticipation that the Corporation and Halliburton may enter into contracts and/or otherwise transact business with each other and that the Corporation may derive benefits therefrom, (ii) that directors, officers and/or employees of Halliburton and/or of its Affiliated Companies (as hereinafter defined) may serve as directors and/or officers of the Corporation, (iii) that Halliburton and/or its Affiliated Companies engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities in each case that may overlap with or compete with those in which the Corporation and its Affiliated Companies, directly or indirectly, may engage, and that Halliburton and/or its Affiliated Companies may compete with the Corporation in any of such business lines and/or business activities and with respect to business opportunities relating to any such business lines and/or business activities, (iv) that the Corporation and its Affiliated Companies may engage in material business transactions with Halliburton and its Affiliated Companies, and (v) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of Halliburton and their Affiliated Companies, and the duties of any directors, officers or employees of the Corporation who are also directors, officers or employees of Halliburton or its Affiliated Companies, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for, both the Corporation and its Affiliated Companies, on the one hand, and Halliburton and its Affiliated Companies, on the other hand, the provisions of this Article EIGHTH shall regulate and define the conduct of certain of the business and affairs of the Corporation and its Affiliated Companies in relation to Halliburton and its Affiliated Companies. Any contract or business relation that does not comply with the procedures set forth in this Article EIGHTH, shall not by reason thereof be deemed void or voidable or unfair or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or constitute derivation of any improper personal benefit, but shall be governed by the provisions of this Certificate of Incorporation, the Bylaws of the Corporation, the DGCL and other law otherwise applicable thereto.

(b) Certain Agreements and Transactions Permitted. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and Halliburton or between the Corporation and one or more of the directors or officers of the Corporation, Halliburton, or any of its Affiliated Companies or between the Corporation and any Affiliated Company of Halliburton shall be void or voidable or be considered to be unfair to the Corporation solely for the reason that Halliburton, any Affiliated Company of Halliburton, or any one or more of the officers or directors of the Corporation, Halliburton, or any Affiliated Company of Halliburton are parties thereto, or because any such directors or officers are present at or participate in any meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof), or because his, her or their votes are counted for such purpose. Further, no such contract, agreement or arrangement (or the amendment, modification or termination thereof), or the performance thereof by the Corporation or by Halliburton, or by any Affiliated Company thereof, shall be considered to be for any of the foregoing reasons, to the fullest extent permitted by applicable law, contrary to (x) any fiduciary duty that Halliburton or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or any Affiliated Company thereof by reason of Halliburton or any Affiliated Company thereof being a controlling stockholder of the Corporation or participating in the control of the Corporation or of any Affiliated Company thereof; or (y) any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of Halliburton or any Affiliated Company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof; and Halliburton, any Affiliated Company thereof, and such directors and officers shall, to the fullest extent permitted by applicable law, be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

(i) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) shall have been entered into before the Corporation ceased to be a wholly owned subsidiary of Halliburton and continued in effect in respect of any such transaction or opportunity after such time; or

(ii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), and the Board of Directors or such committee authorizes and approves the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) (a) by the affirmative vote of a majority of the directors who are not Interested Persons (as hereinafter defined) in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination, even though the disinterested directors be less than a quorum; (b) by the affirmative vote of a majority of the members of a committee constituted solely of members who are not Interested Persons in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination; or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination and to whom the authority to approve such contract, agreement, arrangement, transaction, amendment, modification or termination has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such contract, agreement, arrangement, transaction, amendment, modification or termination by the Board of Directors or by a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause (b) of this subparagraph for approval of such contract, agreement, arrangement, transaction, amendment, modification or termination by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such contract, agreement, arrangement, transaction, amendment, modification or termination has been so delegated; or

(iii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the holders of voting stock entitled to vote thereon, and the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof) is approved or ratified by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, exclusive of Halliburton, any Affiliated Company thereof or any Interested Person in respect of such transaction; or

(iv) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation; or

(v) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clauses (i), (ii), (iii) or (iv) of this sentence, such transaction shall have been approved or ratified by (a) the Board of Directors by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons in respect of such transaction or (b) by a committee of the Board of Directors constituted solely of members who are not Interested Persons in respect of such transaction or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such transaction and to whom the authority to approve such transaction has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such transaction of the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause (b) of this subparagraph for approval of such transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such transaction has been so delegated; provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and Halliburton or such Affiliated Company thereof, on the other hand, and the material facts as to such transaction were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such transaction, as the case may be; or

(vi) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was fair to the Corporation as of the time it was entered into by the Corporation; or

(vii) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was approved or ratified by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, exclusive of Halliburton, any Affiliated Company thereof or any Interested Person in respect of such transaction.

Neither Halliburton nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty to refrain from entering into any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or participating in any transaction that meets the requirements of any of clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of the immediately preceding sentence and no director, officer or employee of the Corporation who is also a director, officer or employee of Halliburton or any Affiliated Company thereof shall, to the fullest extent permitted by applicable law, have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms. Directors of the Corporation who are also directors or officers of Halliburton or any Affiliated Company may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof). Capital stock of the Corporation owned by Halliburton and any Affiliated Companies thereof may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof).

For purposes of this Article EIGHTH, any contract, agreement, arrangement, or transaction (or amendment, modification, or termination thereof) with any corporation, partnership, joint venture, association, or other entity in which the Corporation owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests, or similar ownership interest, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

(c) Certain Corporate Opportunities. For purposes of this Article EIGHTH, a “Restricted Opportunity” shall mean a transaction, matter or opportunity offered to any director, officer or employee of an Authorized Person in writing solely and expressly by virtue of such director, officer or employee of an Authorized Person being a member of the Board of Directors or an officer or an employee of the Corporation or any Affiliated Company of the Corporation. To the fullest extent permitted by applicable law and except with respect to a Restricted Opportunity, no Authorized Person and no director, officer, employee, or stockholder of the Corporation that is also a director, officer, or employee of an Authorized Person shall have any obligation to the Corporation to refrain from competing with the Corporation, making investments in competing businesses or otherwise engaging in any commercial activity that competes with the Corporation. To the fullest extent permitted by applicable law and except with respect to a Restricted Opportunity, the Corporation shall not have any right, interest or expectancy with respect to any such particular investments or activities undertaken by an Authorized Person or any director, officer or employee of an Authorized Person and such investments or activities shall not be deemed wrongful or improper, and no such person shall be obligated to communicate, offer or present any potential transaction, matter or opportunity to the Corporation even if such potential transaction, matter or opportunity is of a character that, if presented to the Corporation, could be taken by the Corporation. In the event that an Authorized Person or any director, officer or employee of an Authorized Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Authorized Person and the Corporation, but is not a Restricted Opportunity, the Authorized Person and the directors, officers and employees of the Authorized Person shall have no duty to communicate or offer such corporate opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that an Authorized Person or any director, officer, or employee of an Authorized Person pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation hereby renounces any interest or expectancy in (including being offered an opportunity to participate in) any such corporate opportunity.

(d) Certain Definitions. For purposes of this Article EIGHTH, the following definitions shall apply:

“Affiliated Company” shall mean in respect of Halliburton, any company which is controlled by Halliburton, controls Halliburton or is under common control with Halliburton (other than the Corporation and any company that is controlled by the Corporation), and in respect of the Corporation shall mean any company controlled by the Corporation.

“Authorized Person” shall mean Halliburton and any Affiliated Company of Halliburton.

“company” shall mean any corporation, limited liability company, partnership, association, joint-stock company, business trust or other legal entity.

“Interested Person” in respect of an agreement or transaction referred to in this Article EIGHTH shall mean any director, officer or employee of Halliburton or an Affiliated Company thereof or any person who otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person’s ownership of securities of Halliburton or an Affiliated Company thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual’s decision on behalf of the Corporation or an Affiliated Company thereof in respect of the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) either in the specific instance by, or pursuant to a policy adopted by, (y) the Board of Directors by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of Halliburton or an Affiliated Company thereof or who has a personal financial interest that is material to such person in such agreement or transaction or (z) a committee of the Board of Directors of the Corporation by the affirmative vote of a majority of such committee constituted solely of members who are not directors, officers or employees of Halliburton or an Affiliated Company thereof or who has a personal financial interest that is material to such person in such agreement or transaction.

(e) The provisions of this Article EIGHTH shall have no further force or effect at such time as Halliburton and any company controlling, controlled by or under common control with Halliburton shall first cease to be the beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock representing in the aggregate twenty percent (20%) or more of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class (an “Article EIGHTH Event”); provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or an Affiliated Company thereof and Halliburton or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and Halliburton or an Affiliated Company thereof or the allocation of any opportunity between them before such time. The Corporation shall make a public announcement following an Article EIGHTH Event; provided, however, that the failure to make such public announcement shall have no effect on the fact that an Article EIGHTH Event has occurred.

(f) Neither the alteration, amendment or repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption. To the fullest extent permitted by applicable law, any term or provision of this Article EIGHTH that is held to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(g) Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH. The failure of any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or an Affiliated Company thereof, on the one hand, and Halliburton or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Article EIGHTH shall not, by itself, cause such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) to constitute any breach of any fiduciary duty to the Corporation or to any Affiliated Company thereof, or any to stockholder or other owner of an equity interest therein, by any controlling stockholder of the Corporation or such Affiliated Company thereof or by any director or officer of the Corporation.

NINTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation, and any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the affirmative vote of a majority of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose.

TENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL until immediately after such time that no person (as defined in Section 203) is the beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of, stock representing in the aggregate, at least a majority of the voting power of Corporation’s then outstanding voting stock (as defined in Section 203). From such time forward, the Corporation shall be governed by Section 203 of the DGCL, and will continue to be governed by such Section even if after such date a person (as defined in Section 203) becomes the beneficial owner of stock representing a majority (or more) of the Corporation’s outstanding voting stock (as defined in Section 203). The Corporation shall make a public announcement following the time it becomes subject to Section 203 of the DGCL pursuant to the provision of this Article TENTH; provided, however, that the failure to make such public announcement shall have no effect on the fact that the Corporation has become subject to Section 203 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this     th day of             , 2006.

KBR, INC.

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Name:
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